Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of World Fuel Services Corporation of our report dated February 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in World Fuel Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
August 9, 2021